Exhibit 99.1

NEWS RELEASE

Media Contact:	Doug Kline
Sempra Energy
(877) 340-8875
dkline@sempra.com
www.sempra.com

Financial Contacts:	Scott Tomayko/Victor Vilaplana
Sempra Energy
(877) 736-7727
investor@sempra.com

SEMPRA ENERGY REPORTS

FIRST-QUARTER 2012 EARNINGS

•

Company Reaffirms 2012 Earnings-per-share Guidance Range of $4 to $4.30

•

Cameron LNG Export Project Development Advances

SAN DIEGO, May 3, 2012 – Sempra Energy (NYSE: SRE) today reported first-quarter 2012 earnings of $236 million, or $0.97 per diluted share, compared with $254 million, or $1.05 per diluted share in the first quarter 2011.

Effective Jan. 1, the company changed its accounting treatment for investment tax credits related to solar-power projects from the flow-through method to the deferral method.  Sempra Energy’s 2011 results have been restated to reflect this change in accounting method.

As previously reported, the General Rate Cases for both Southern California Gas Co. (SoCalGas) and San Diego Gas & Electric (SDG&E) currently are in process at the California Public Utilities Commission (CPUC).  The revenue requirement established in these proceedings will be retroactive to Jan. 1, 2012.  Until the Commission reaches a final decision, both utilities are recording revenues based on 2011 authorized levels, as adjusted for the recovery of actual incremental wildfire insurance premiums.  When the final decision is reached, SoCalGas and SDG&E will record the cumulative change in revenues, retroactive to the beginning of the year.

“Our solid first-quarter results put us on track to meet our 2012 earnings-per-share guidance range of $4 to $4.30,” said Debra L. Reed, chief executive officer of Sempra Energy.  “We also made significant progress in developing a liquefied natural gas export facility at our Cameron LNG terminal.”

Yesterday, Sempra Energy announced that its Cameron LNG subsidiary signed a third and final commercial development agreement with a subsidiary of GDF SUEZ Ltd. to develop a natural gas liquefaction export facility at the site of the Cameron LNG receipt terminal in Louisiana.  In April, Cameron LNG signed commercial development agreements with Mitsubishi Corporation and Mitsui & Co., Ltd.  The three agreements bind the parties to fund all development expenses, including design, permitting and engineering, as well as to negotiate 20-year tolling agreements, based on key terms outlined in the commercial development agreements.

The completed liquefaction facility is expected to be comprised of three liquefaction trains with a total export capability of 12 million tonnes per annum of liquefied natural gas, or approximately 1.7 billion cubic feet per day.  Pending regulatory approvals and achievement of other key milestones, the company plans to start construction of the facility next year and begin operations in late 2016.

As announced previously, on Jan. 1, Sempra Energy consolidated Sempra Generation, Sempra Pipelines & Storage and Sempra LNG into two new operating units:  Sempra International and Sempra U.S. Gas & Power.   Beginning in the first quarter 2012, Sempra Energy began reporting financial results under the following segments:  San Diego Gas & Electric, Southern California Gas Co., Sempra South American Utilities, Sempra Mexico, Sempra Renewables and Sempra Natural Gas.

CALIFORNIA UTILITIES

San Diego Gas & Electric

First-quarter earnings for SDG&E increased to $105 million in 2012 from $89 million in 2011, primarily due to earnings from construction work in progress.

Southern California Gas Co.

Earnings for SoCalGas in the first quarter 2012 were $66 million, compared with $68 million in last year’s first quarter.

SEMPRA INTERNATIONAL

Sempra South American Utilities

Sempra South American Utilities recorded earnings of $40 million in the first quarter 2012, up from $22 million in the first quarter 2011.  The increase was primarily due to the acquisition of the controlling interests in Chilquinta Energía and Luz del Sur in April 2011.

Sempra Mexico

Sempra Mexico recorded first-quarter earnings of $37 million in 2012, compared with $39 million last year.

A 20-year contract to sell SDG&E wind power from Sempra Mexico’s 156-megawatt (MW) first phase of the Energía Sierra Juárez wind project under development in Baja California was approved by the CPUC March 22.  Pending receipt of all regulatory permits, construction on the project is expected to begin this year.

SEMPRA U.S. GAS & POWER

Sempra Renewables

Sempra Renewables recorded earnings of $10 million in the first quarter 2012, up from $4 million in the first quarter 2011.  The increase was primarily due to deferred income-tax benefits as a result of placing solar and wind generating assets in service in 2012.

Sempra Natural Gas

Sempra Natural Gas, which includes results from natural gas and gas-fired power operations in the U.S., recorded first-quarter earnings of $1 million in 2012, compared with $63 million in 2011.  The decrease in earnings was primarily due to the expiration of the 10-year California Department of Water Resources power-supply contract in September 2011.

INTERNET BROADCAST

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. EDT with senior management of the company.  Access is available by logging onto the website at www.sempra.com.  For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 4152078.

Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2011 revenues of $10 billion.  The Sempra Energy companies’ 17,500 employees serve more than 31 million consumers worldwide.

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This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by words like “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “will,” “would,” ”could,” “should,” “potential,” “target,” “outlook”, “depends,” “pursue” or similar expressions, or discussions of guidance, strategies, plans, goals, initiatives, objectives or intentions.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  Future results may differ materially from those expressed in the forward-looking statements.  Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments; actions by the California Public Utilities Commission, California State Legislature, Federal Energy Regulatory Commission, U.S. Department of Energy, Nuclear Regulatory Commission, California Energy Commission, California Air Resources Board, and other regulatory, governmental and environmental bodies in the United States and other countries where the company does business; capital market conditions, including the availability of credit and the liquidity of investments; inflation, interest and exchange rates; the impact of benchmark interest rates, generally the U.S. Treasury bond and Moody’s A-rated utility bond yields, on the California utilities’ cost of capital; the timing and success of business development efforts and construction, maintenance and capital projects, including risks inherent in the ability to obtain, and the timing of the granting of, permits, licenses, certificates and other authorizations; energy markets, including the timing and extent of changes and volatility in commodity prices; the availability of electric power, natural gas and liquefied natural gas, including disruptions caused by failures in the North American transmission grid, pipeline explosions and equipment failures; weather conditions, natural disasters, catastrophic accidents, and conservation efforts; risks inherent in nuclear power generation and radioactive materials storage, including catastrophic release of such materials; risks posed by decisions and actions of third parties who control the operations of investments in which the company does not have a controlling interest; wars, terrorist attacks and cyber security threats; business, regulatory, environmental and legal decisions and requirements; expropriation of assets by foreign governments and title and other property disputes; the status of deregulation of retail natural gas and electricity delivery; the inability or determination not to enter into long-term supply and sales agreements or long-term firm capacity agreements; the resolution of litigation; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the company.  These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the Securities and Exchange Commission.  These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov, and on the company’s website at www.sempra.com.

These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Sempra International, LLC, and Sempra U.S. Gas & Power, LLC, are not the same companies as San Diego Gas & Electric (SDG&E) or Southern California Gas Company (SoCalGas) and Sempra International and Sempra U.S. Gas & Power are not regulated by the California Public Utilities Commission.

Note: Formerly known entities Sempra Generation, Sempra LNG and Sempra Pipelines & Storage have now been realigned under Sempra International and Sempra U.S. Gas & Power.

SEMPRA ENERGY
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended
	March 31,
(Dollars in millions, except per share amounts)	2012	2011(1)
	(unaudited)
REVENUES
Utilities	$ 2,091	$ 1,946
Energy-related businesses	292	488
Total revenues	2,383	2,434
EXPENSES AND OTHER INCOME
Utilities:
Cost of natural gas	(431)	(642)
Cost of electric fuel and purchased power	(388)	(171)
Energy-related businesses:
Cost of natural gas, electric fuel and purchased power	(129)	(230)
Other cost of sales	(33)	(23)
Operation and maintenance	(671)	(639)
Depreciation and amortization	(257)	(230)
Franchise fees and other taxes	(96)	(95)
Equity earnings, before income tax	12	1
Other income, net	75	43
Interest income	5	3
Interest expense	(113)	(108)
Income before income taxes and equity earnings of certain unconsolidated subsidiaries	357	343
Income tax expense	(117)	(114)
Equity earnings, net of income tax	11	31
Net income	251	260
Earnings attributable to noncontrolling interests	(13)	(4)
Preferred dividends of subsidiaries	(2)	(2)
Earnings	$ 236	$ 254

Basic earnings per common share	$ 0.98	$ 1.06
Weighted-average number of shares outstanding, basic (thousands)	240,566	240,128

Diluted earnings per common share	$ 0.97	$ 1.05
Weighted-average number of shares outstanding, diluted (thousands)	243,761	241,903
Dividends declared per share of common stock	$ 0.60	$ 0.48

(1) As adjusted for the retrospective effect of a change in accounting principle.

SEMPRA ENERGY
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Dollars in millions)	2012	2011(1)(2)
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 404	$ 252
Restricted cash	23	24
Accounts receivable	1,239	1,345
Inventories	222	346
Regulatory balancing accounts – undercollected	71	38
Regulatory assets	105	89
Fixed-price contracts and other derivatives	83	85
Settlement receivable related to wildfire litigation	5	10
Other	146	143
Total current assets	2,298	2,332

Investments and other assets:
Restricted cash	24	22
Regulatory assets arising from pension and other postretirement benefit obligations	1,074	1,126
Regulatory assets arising from wildfire litigation costs	603	594
Other regulatory assets	1,070	1,060
Nuclear decommissioning trusts	865	804
Investments	1,722	1,671
Goodwill	1,071	1,036
Other intangible assets	443	448
Sundry	799	691
Total investments and other assets	7,671	7,452
Property, plant and equipment, net	24,076	23,465
Total assets	$ 34,045	$ 33,249

Liabilities and Equity
Current liabilities:
Short-term debt	$ 426	$ 449
Accounts payable	1,013	1,107
Income taxes payable	53	5
Deferred income taxes	172	173
Dividends and interest payable	297	219
Accrued compensation and benefits	203	323
Regulatory balancing accounts – overcollected	240	105
Current portion of long-term debt	713	336
Fixed-price contracts and other derivatives	92	92
Customer deposits	148	142
Reserve for wildfire litigation	441	586
Other	682	615
Total current liabilities	4,480	4,152
Long-term debt	10,180	10,078

Deferred credits and other liabilities:
Customer advances for construction	143	142
Pension and other postretirement benefit obligations, net of plan assets	1,373	1,423
Deferred income taxes	1,601	1,520
Deferred investment tax credits	48	49
Regulatory liabilities arising from removal obligations	2,621	2,551
Asset retirement obligations	1,927	1,905
Other regulatory liabilities	80	87
Fixed-price contracts and other derivatives	281	301
Deferred credits and other	862	784
Total deferred credits and other liabilities	8,936	8,762
Contingently redeemable preferred stock of subsidiary	79	79
Equity:
Total Sempra Energy shareholders’ equity	9,952	9,775
Preferred stock of subsidiaries	20	20
Other noncontrolling interests	398	383
Total equity	10,370	10,178
Total liabilities and equity	$ 34,045	$ 33,249

(1)	As adjusted for the retrospective effect of a change in accounting principle.
(2)	Derived from audited financial statements.

SEMPRA ENERGY
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
(Dollars in millions)	2012	2011 (1)
	(unaudited)
Cash Flows from Operating Activities
Net income	$ 251	$ 260
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	257	230
Deferred income taxes and investment tax credits	31	82
Equity earnings	(23)	(32)
Fixed-price contracts and other derivatives	(12)	(9)
Other	14	(13)
Net change in other working capital components	168	297
Changes in other assets	12	(5)
Changes in other liabilities	1	(5)
Net cash provided by operating activities	699	805

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(811)	(607)
Expenditures for investments	(51)	(4)
Distributions from investments	8	21
Purchases of nuclear decommissioning and other trust assets	(134)	(45)
Proceeds from sales by nuclear decommissioning and other trusts	135	46
Decrease in restricted cash	39	160
Increase in restricted cash	(40)	(320)
Other	(5)	(7)
Net cash used in investing activities	(859)	(756)

Cash Flows from Financing Activities
Common dividends paid	(115)	(94)
Preferred dividends paid by subsidiaries	(2)	(2)
Issuances of common stock	13	15
Repurchases of common stock	(16)	(18)
Issuances of debt (maturities greater than 90 days)	1,008	803
Payments on debt (maturities greater than 90 days)	(347)	(260)
Decrease in short-term debt, net	(224)	(192)
Other	(7)	6
Net cash provided by financing activities	310	258

Effect of exchange rate changes on cash and cash equivalents	2	-

Increase in cash and cash equivalents	152	307
Cash and cash equivalents, January 1	252	912
Cash and cash equivalents, March 31	$ 404	$ 1,219

(1) As adjusted for the retrospective effect of a change in accounting principle.

SEMPRA ENERGY
Table D

SEGMENT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS

	Three months ended
	March 31,
(Dollars in millions)	2012	2011
	(unaudited)
Earnings (Losses)
California Utilities:
San Diego Gas & Electric	$ 105	$ 89
Southern California Gas	66	68
Sempra International:
Sempra South American Utilities	40	22
Sempra Mexico	37	39
Sempra U.S. Gas & Power:
Sempra Renewables	10	4
Sempra Natural Gas	1	63
Parent and other	(23)	(31)
Earnings	$ 236	$ 254

	Three months ended
	March 31,
(Dollars in millions)	2012	2011
	(unaudited)
Capital Expenditures and Investments
California Utilities:
San Diego Gas & Electric	$ 398	$ 348
Southern California Gas	165	168
Sempra International:
Sempra South American Utilities	20	-
Sempra Mexico	5	3
Sempra U.S. Gas & Power:
Sempra Renewables	251	46
Sempra Natural Gas	22	46
Parent and other	1	-
Consolidated Capital Expenditures and Investments	$ 862	$611

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended March 31,
UTILITIES	2012	2011

California Utilities - SDG&E and SoCalGas
Gas Sales (bcf)(1)	134	138
Transportation (bcf)(1)	171	157
Total Deliveries (bcf)(1)	305	295
Total Gas Customers (Thousands)	6,660	6,639

Electric Sales (Millions of kWhs)(1)	4,089	4,148
Direct Access (Millions of kWhs)	752	786
Total Deliveries (Millions of kWhs)(1)	4,841	4,934
Total Electric Customers (Thousands)	1,395	1,388

Other Utilities(2)
Natural Gas Sales (bcf)
Argentina	73	70
Mexico	6	6
Mobile Gas	15	10
Natural Gas Customers (Thousands)
Argentina	1,819	1,766
Mexico	90	89
Mobile Gas	90	92
Electric Sales (Millions of kWhs)
Peru	1,690	1,594
Chile	745	661
Electric Customers (Thousands)
Peru	934	899
Chile	613	598

ENERGY-RELATED BUSINESSES

Sempra International
Power Sold (Millions of kWhs)
Sempra Mexico(3)	1,078	916

Sempra U.S. Gas & Power
Power Sold (Millions of kWhs)
Sempra Renewables(4)	273	122
Sempra Natural Gas	1,940	3,235

(1) Includes intercompany sales

(2) Represents 100% of the distribution operations of the subsidiary, although the subsidiary in Argentina is not consolidated within Sempra Energy and the related investments are accounted for under the equity method.  The subsidiaries in Peru and Chile were also accounted for under the equity method until April 6, 2011, when they became consolidated entities upon our acquisition of additional ownership interests.

(3) Sales to Sempra Natural Gas

(4) Includes 50% of total power sold related to wind projects in which Sempra Energy has a 50% ownership. These subsidiaries are not consolidated within Sempra Energy and the related investments are accounted for under the equity method.